CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


1st Internet Group, Inc.
Lake Worth, Florida

We hereby consent to the use in the Registration Statement on Form 10-SB of our report dated March 22, 1999, relating to the consolidated financial statements of 1st Internet Group, Inc. and Subsidiaries which is contained in the Registration Statement.

                               /s/ SWEENEY GATES & CO.


Fort Lauderdale, Florida
September 23, 1999